For SEC Filing Purposes:
                                         Filed under Rule 424(b)(3)
                                         Registration No. 333-70651

  Pricing Supplement No.4 Dated March 29, 2000
  -----------------------------------------------

  To  Prospectus Dated  March 10, 1999 and
      Prospectus Supplement Dated September 3, 1999

                                  $300,000,000

                                  ASHLAND INC.

                           MEDIUM-TERM NOTES, SERIES I

                     Due 9 Months or More from Date of Issue

                          Principal Amount: $15,000,000

           Original Issue Date:            March 28, 2000

           Maturity Date:                  March 31, 2003


           Interest Rate:                  Floating Rate

               Initial Interest Rate:      LIBOR + 60 basis points

               Base Rate:                  LIBOR Telerate

               Index Currency:             U.S. Dollars

               Index Maturity:             3 Months

               Spread:                     + 60 basis points

           Interest Payment Dates:         Each June 30, September 30,
                                           December 31, and March 31,
                                           beginning June 30, 2000

           Interest Reset Dates:           Each June 30, September 30,
                                           December 31, and March 31,
                                           beginning June 30, 2000
  Redemption:

  Check box opposite applicable paragraph.

     |_|   The Notes cannot be redeemed prior to maturity.

     |X|   The Notes may be redeemed prior to maturity.

  Initial Redemption Date:                 March 31, 2001 and thereafter
                                           on a quarterly basis on each Interest
                                           Payment Date

       The Optional Redemption Price on and after the Initial Redemption Date shall be 100% of the principal amount of the Notes to be redeemed.

  Commission to be paid to agent:

        Prudential Securities              $52,500

  Use of Proceeds:

       The proceeds from the sale of these Notes will be used to refund debt related to the acquisition of the U.S. construction operations of Superfos a/s and to pay down short-term debt.